EXHIBIT 23.3





   INDEPENDENT AUDITORS' CONSENT



   We consent to the incorporation by reference in Registration Statement No. 33-35704 of Universal Foods Corporation on Form S-8 of our report dated March 4, 1994, appearing in the Annual Report on Form 11-K of Universal Foods Corporation Savings Plan for the year ended September 30, 1993.



   Deloitte & Touche



   March 15, 1994
   Milwaukee, Wisconsin